Exhibit 10.18

FIRST AMENDMENT TO THE

FIDELITY NATIONAL FINANCIAL, INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Fidelity National Financial, Inc. (the “Company”) established the Fidelity National Financial, Inc. Deferred Compensation Plan (the “Plan”), as most recently amended and restated effective as of January 1, 2009; and

WHEREAS, the administrative committee for the Plan (the “Committee”) has been delegated authority to amend the Plan pursuant to Section 10.2 of the Plan; and

WHEREAS, the Committee desires to amend the Plan, effective February 1, 2012, to modify the timing of death benefit payments under the Plan with respect to participants whose death occurs on or after February 1, 2013.

NOW, THEREFORE, Section 6.1(d) of the Plan is hereby amended, effective February 1, 2012 with respect to participants whose death occurs on or after February 1, 2013, to read as follows:

“(d)	Death Benefits. In the event of the Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a Death Benefit. The Death Benefit shall be equal to the vested portion of the Retirement/Termination Account and the vested portion of any unpaid Specified Data Accounts that have not commenced payment. The Death Benefit shall be based on the value of the Accounts as of the January 31 or July 31 immediately preceding the payment commencement date, or such other date as determined by the Committee. If the Participant’s death occurs during the first half of the year (January – June), then payment will commence the following August 1st. If the Participant’s death occurs during the second half of the year (July – December), then payment will commence February 1st of the following year.”

IN WITNESS WHEREOF, the undersigned executed this First Amendment as of the 1st day of February, 2012, to be effective on the date specified above.

FIDELITY NATIONAL FINANCIAL, INC.

/s/ Anthony J. Park	1/30/2012
Anthony J. Park	Date

/s/ Karen M. Harper	1/31/2012
Karen M. Harper	Date

/s/ Matthew G. Hartmann	1/31/2012
Matthew G. Hartmann	Date

/s/ Daniel K. Murphy	1/30/2012
Daniel K. Murphy	Date

/s/ Michael Gravelle	1/30/2012
Michael Gravelle	Date

/s/ Eva Marie Chavis-Cumming	1/31/2012
Eva Marie Chavis-Cumming	Date